UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2020

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-18225	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2020, Cisco Systems, Inc. (“Cisco”) announced the appointment of R. Scott Herren as Executive Vice President and Chief Financial Officer of Cisco effective December 18, 2020. Kelly A. Kramer is resigning from that position effective upon Mr. Herren’s start date.

Mr. Herren, 59, will join Cisco as Executive Vice President and Chief Financial Officer effective December 18, 2020. Mr. Herren serves as Senior Vice President and Chief Financial Officer of Autodesk, Inc. (“Autodesk”) since November 2014. Prior to joining Autodesk, Mr. Herren served as Senior Vice President of Finance at Citrix Systems, Inc. (“Citrix”) from September 2011 to October 2014, and in a variety of other leadership roles after joining Citrix in March 2000, including Vice President and Managing Director for EMEA and Vice President and General Manager of the company’s virtualization systems group. Before joining Citrix, Mr. Herren spent over 15 years in senior strategy and financial positions at FedEx Corporation and International Business Machines Corporation.

In connection with his appointment, on November 11, 2020, Mr. Herren entered into a letter agreement with Cisco (the “Letter Agreement”), providing for an annual base salary of $800,000; the ability to participate in Cisco’s Executive Incentive Plan for the period from December 18, 2020 through the end of fiscal year 2021 with a bonus target equal to 160% of his annual base salary; sign-on payments with an approximate value of $18 million to buyout the unvested equity and other compensation that Mr. Herren forfeited by joining Cisco with $8 million in the form of a cash bonus (the “Buyout Cash Bonus”), $4 million in the form of performance-based RSUs (the “Buyout PRSUs”), and $6 million in the form of time-based RSUs (the “Buyout RSUs,” and collectively with the Buyout Cash Bonus and the Buyout PRSUs, the “Buyout Payments”); and a new hire equity award with an approximate value of $6 million with $3.6 million in the form of performance-based RSUs (the “New Hire PRSUs”) and $2.4 million in the form of time-based RSUs (the “New Hire RSUs”).

The Buyout Cash Bonus will be paid within 30 days following Mr. Herren’s start date and will be subject to pro-rata recoupment if he voluntarily terminates employment with Cisco or if his employment is terminated by Cisco for cause within 24 months of his start date. The Buyout RSUs will vest over two years, subject to Mr. Herren’s continued service, and the Buyout PRSUs will be subject to Cisco’s achievement of fiscal year 2022 and fiscal year 2023 operating cash flow and EPS goals. The Buyout Payments were designed to approximate the value and timing of the unvested equity and cash bonus Mr. Herren forfeited by leaving Autodesk. The New Hire RSUs will vest over four years, subject to Mr. Herren’s continued service, and the New Hire PRSUs will be subject to Cisco’s achievement of relative total shareholder return goals over the 2.5 year period from the beginning of Cisco’s third quarter of fiscal year 2021 through the end of fiscal year 2023 and Cisco’s achievement of fiscal year 2022 and fiscal year 2023 operating cash flow and EPS goals. Mr. Herren’s annual base salary and target bonus are competitive and aligned with the annual base salaries and target bonuses of Cisco’s other executive officers and his New Hire PRSUs and New Hire RSUs are consistent with the annual equity awards to Cisco’s other executive officers, recognizing Mr. Herren’s start date.

In connection with his appointment, Mr. Herren will also enter into Cisco’s standard form of executive officer Indemnification Agreement with Cisco. Pursuant to this agreement, subject to the exceptions and limitations provided therein, Cisco will agree to hold harmless and indemnify Mr. Herren to the fullest extent authorized by Cisco’s articles of incorporation and California law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding arising out of his services. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.7 to Cisco’s Form 10-K filed on September 20, 2004.

On November 12, 2020, Ms. Kramer entered into a Transition Agreement (the “Transition Agreement”) in connection with her continued employment as an Executive Advisor effective from her transition date, expected to be December 18, 2020, until November 15, 2021. The Transition Agreement provides that, in exchange for her continued employment and a release of claims, Ms. Kramer will be paid an annual base salary of $120,000 and will continue to vest in her outstanding equity awards. Under the Transition Agreement, if Ms. Kramer voluntarily terminates her employment as an Executive Advisor or Cisco terminates the employment relationship for cause, in each case prior to November 15, 2021, Ms. Kramer will immediately forfeit all outstanding and unvested equity awards. Further, if Cisco terminates the employment relationship without cause prior to November 15, 2021 and Ms. Kramer signs a release of claims and agrees to be bound by certain restrictive covenants, Ms. Kramer will be eligible to receive the annual base salary of $120,000 through November 15, 2021 and the outstanding equity awards that are scheduled to vest through November 10, 2021.

The foregoing descriptions of the Letter Agreement and Transition Agreement are qualified in their entirety by reference to the Letter Agreement and Transition Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.1	Letter Agreement by and between Cisco Systems, Inc. and R. Scott Herren

10.2	Transition Agreement by and between Cisco Systems, Inc. and Kelly A. Kramer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: November 13, 2020	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary